As filed with the Securities and Exchange Commission on February 27, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ENZYMOTEC LTD.

(Exact Name of Registrant as Specified in its Charter)

State of Israel	2833	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Enzymotec Ltd.
Sagi 2000 Industrial Area
P.O. Box 6
Migdal Ha’Emeq 2310001, Israel
+972-74-717-7177

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Enzymotec USA, Inc.
55 Madison Avenue, Suite 400
Morristown, NJ 07960
Tel: (973) 912-9400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:

Colin J. Diamond, Esq. Joshua G. Kiernan, Esq. White & Case LLP 1155 Avenue of the Americas New York, NY 10036 Tel: (212) 819-8200 Fax: (212) 354-8113	Dan Shamgar, Adv. David S. Glatt, Adv. Meitar Liquornik Geva Leshem Tal 16 Abba Hillel Silver Rd. Ramat Gan 5250608, Israel Tel: +972-3-610-3100 Fax: +972-3-610-3111	Phyllis G. Korff, Esq. Yossi Vebman, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 4 Times Square New York, NY 10036 Tel: 212-735-3000 Fax: 212-735-2000	Chaim Friedland, Adv. Ari Fried, Adv. Gornitzky & Co. Zion House, 45 Rothschild Blvd. Tel Aviv 6578403, Israel Tel: +972-3-710-9191 Fax: +972-3-560-6555

Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-193923

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Ordinary shares, par value NIS 0.01 per share	803,685	$28.00	$22,503,200	$2,898

(1)	Represents only the additional number of ordinary shares being registered and includes 104,828 additional ordinary shares that the underwriters have the option to purchase. Does not include the ordinary shares that the registrant previously registered on the registration statement on Form F-1 (File No. 333-193923).
(2)	Calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended. Based on the public offering price per share.
(3)	The registrant previously paid filing fees of $14,492 in connection with previous filings of its registration statement on Form F-1 (File No. 333-193923).

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note

This Registration Statement is being filed pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and the required opinion and consents solely to register an additional 803,685 of the registrant’s ordinary shares, par value NIS 0.01 per share. The contents of the Registration Statement on Form F-1 (File No. 333-193923), including the exhibits and power of attorney thereto, which was declared effective by the Securities and Exchange Commission on February 27, 2014, are incorporated by reference in this Registration Statement.

CERTIFICATION

The registrant hereby certifies to the Securities and Exchange Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at Mellon Bank as soon as practicable (but no later than the close of business as of February 28, 2014), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than February 28, 2014.

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EXHIBIT INDEX

Exhibit no.	Description of exhibit
5.1	Opinion of Meitar Liquornik Geva Leshem Tal, Israeli counsel to the Registrant, as to the validity of the ordinary shares (including consent)
23.1	Consent of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm
23.2	Consent of Meitar Liquornik Geva Leshem Tal (included in Exhibit 5.1)
24.1	Power of Attorney (incorporated by reference from the signature pages of the Registrant’s Registration Statement on Form F-1 (File No. 333-193923) filed by the Registrant on February 13, 2014)

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Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Migdal Ha’Emeq, Israel on this 27th day of February, 2014.

ENZYMOTEC LTD.

By:	/s/ Ariel Katz

Ariel Katz
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature and Name	Title	Date

/s/ Ariel Katz __________________ Ariel Katz	President and Chief Executive Officer (principal executive officer)	February 27, 2014
* __________________ Oren Bryan	Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	February 27, 2014
* __________________ Steve Dubin	Chairman of the Board	February 27, 2014
* __________________ Yoav Doppelt	Vice Chairman of the Board	February 27, 2014
* __________________ Jacob (Yaacov) Bachar	Director	February 27, 2014
* _____________________ Nir Belzer	Director	February 27, 2014
* _____________________ Dov Pekelman	Director	February 27, 2014
* _____________________ Yossi Peled	Director	February 27, 2014
* _____________________ Imanuel Wasserman	Director	February 27, 2014
* _____________________ Michal Silverberg	Director	February 27, 2014
* _____________________ Joseph Tenne	Director	February 27, 2014

*By: /s/ Ariel Katz

Ariel Katz
Attorney-in-Fact

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Signature of authorized representative in the United States

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant’s duly authorized representative has signed this registration statement on Form F-1 on this 27th day of February, 2014.

By:	/s/ Yossi Ohana

Name: Yossi Ohana
Title: Director, Enzymotec USA, Inc.

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